Exhibit 5.2

September 29, 2026

VCI Global Limited

Suite 33.03 of Level 33, Menara Exchange 106,

Lingkaran TRX, Tun Razak Exchange,

55188 Kuala Lumpur, Malaysia

To whom it may concern:

We have acted as United States counsel to VCI Global Limited, a company incorporated under the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands (the “Company”) in connection with filing with the U.S. Securities and Exchange Commission of a registration statement on Form F-1 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”).

The Registration Statement relates to the registration for resale from time to time by certain selling shareholders, including Hudson Global Ventures, LLC (“Hudson”), Dune Equity Holdings LLC (“Dune”), and FirstFire Global Opportunities Fund LLC (“FirstFire”), and their respective transferees, donees, pledgees or successors-in-interest (collectively, the “Selling Shareholders”) identified in the preliminary prospectus contained in the Registration Statement (and together with the final prospectus being prepared, the “Prospectus”) of offering and resale of up to 111,573,730 ordinary shares, no par value per share (the “Ordinary Shares”), which include, (i) up to 100,000,000 Ordinary Shares that may be issued and sold to Hudson from time to time pursuant to the Equity Purchase Agreement (the “EPA”) dated September 23, 2026 between the Company and Hudson; (ii) up to 1,171,875 Ordinary Shares (the “ELOC Warrant Shares”) issuable upon exercise of warrants (the “ELOC Warrant”) issued to Hudson in connection with the execution of the EPA; (iii) up to 2,591,464 Ordinary Shares issuable upon conversion of the secured convertible promissory note issued to Dune pursuant to the Securities Purchase Agreement dated September 23, 2026 between the Company and Dune (the “Dune SPA”); (iv) up to 2,591,464 Ordinary Shares issuable upon conversion of the secured convertible promissory note issued to FirstFire pursuant to the Securities Purchase Agreement dated September 23, 2026 between the Company and FirstFire (the “FirstFire SPA” and together with Dune SPA, the “SPAs”) (v) up to 3,472,561 Ordinary Shares (the “Dune Warrant Shares”) issuable upon exercise of warrants (the “Dune Warrant”) issued to Dune pursuant to the Dune SPA; (vi) up to 1,710,366 Ordinary Shares (the “FirstFire Warrant Shares” and together with the Dune Warrant Shares, the “PIPE Warrant Shares”) issuable to FirstFire upon exercise of warrants (the “FirstFire Warrant” and together with the Dune Warrant, the “PIPE Warrants”) issued to FirstFire pursuant to the FirstFire SPA; (vii) 18,000 Ordinary Shares issued to Dune as commitment fee for entering into the Dune SPA and (viii) 18,000 Ordinary Shares issued to FirstFire as a commitment fee for entering into the FirstFire SPA.

As counsel to the Company in connection with the issuance of the ELOC Warrants and the PIPE Warrants and the resale of the above-referenced ELOC Warrant Shares and PIPE Warrant Shares, we have reviewed the Registration Statement, Prospectus and the respective exhibits thereto, including the EPA, the SPAs, the ELOC Warrant, PIPE Warrants. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and officers of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that, as set forth in a separate opinion delivered to the Company on the date hereof by Carey Olsen (BVI) L.P., British Virgin Islands counsel to the Company, the ELOC Warrants and the PIPE Warrants have been duly authorized; and (v) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

1185 AVENUE OF THE AMERICAS | 26TH FLOOR | NEW YORK, NY | 10036
T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW

We have also assumed that (i) the Company has been duly incorporated, and is validly existing and in good standing; (ii) the Company has requisite legal status and legal capacity under the laws of the jurisdiction of its incorporation; (iii) the Company has complied and will comply with all aspects of the laws of the jurisdiction of its incorporation, in connection with the transactions contemplated by, and the performance of its obligations under the ELOC Warrants and the PIPE Warrants; (iv) the Company has the corporate power and authority to execute, deliver, and perform all its obligations under the ELOC Warrants and the PIPE Warrants; (v) the ELOC Warrants and the PIPE Warrants have been duly authorized by all requisite corporate action on the part of the Company; (vi) except to the extent expressly stated in the opinions contained herein, the opinions stated herein solely relate to the ELOC Warrant and the PIPE Warrants, filed as exhibits to the Registration Statement, and we express no opinion with respect to any other agreement or other document referenced in ELOC Warrant and the PIPE Warrants (including agreements or other documents incorporated by reference or attached or annexed thereto); (vii) regarding the ELOC Warrant, the transactions contemplated thereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Nevada, without regard to the conflict of laws principles thereof; (viii) regarding the PIPE Warrants, the transactions contemplated thereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware, without regard to the conflict of laws principles thereof; (ix) service of process will be effected in the applicable manner and pursuant to the applicable methods at the time such service is effected; and (x) at the time of exercise of the ELOC Warrants and the PIPE Warrants, a sufficient number of Ordinary Shares that have been reserved by the Company’s board of directors or a duly authorized committee thereof will be authorized and available for issuance.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that when (i) the ELOC Warrants are duly executed and issued by the Company pursuant to the terms of the EPA and (ii) the PIPE Warrants are duly executed and issued by the Company pursuant to the terms of the applicable SPA, the ELOC Warrants and the PIPE Warrants will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles.

The opinion set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

Our opinion is limited to the laws of New York, the State of Nevada, and the State of Delaware. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. We advise you that matters of British Virgin Islands law are covered in the opinion of Carey Olsen (BVI) L.P., British Virgin Islands counsel for the Company, in Exhibit 5.1 to the Registration Statement.

We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement and to the references to our firm therein and in the Prospectus under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP

1185 AVENUE OF THE AMERICAS | 26TH FLOOR | NEW YORK, NY | 10036
T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW